F I L E D
Electronically
CV21-00710
2021-05-04 08:54:07 AM
Alicia L. Lerud
Clerk of the Court
Transaction # 8425659

3060

IN THE SECOND JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR WASHOE COUNTY

GEORGE SHARP, Plaintiff, vs. INCA HEMP, INC., a Nevada corporation, fka ALLIED CORP., a Nevada corporation, fka LANDMARK TECHNOLOGY GROUP, INC., a Nevada corporation, fka LANDMARK MERGER SUBSIDIARY, INC. fka LONG BEARD BREWERIES, INC., a Nevada corporation, fka VINDAI CORPORATION, a Nevada corporation, fka GOOD VIBRATIONS SHOES, a Nevada corporation, fka BITCOIN COLLECT, INC., a Nevada corporation, fka SOLPOWER CORPORATION, a Nevada corporation; RANDALL J. LANHAM, in his capacity as President, Secretary, Treasurer and Director; and DOE OFFICERS AND DIRECTORS 1 through 20, Defendants.	CASE NO. CV21-00710 DEPT. 15

ORDER GRANTING EMERGENCY MOTION FOR APPOINTMENT OF CUSTODIAN PURSUANT TO NRS 78.347 AND FOR TEMPORARY RESTRAINING ORDER AND MANDATORY INJUNCTIVE RELIEF

This Court was presented with an *Emergency Motion for Appointment of Custodian Pursuant to NRS 78.347 and for Temporary Restraining Order and Mandatory Injunctive Relief* from Plaintiff George Sharp, who moves the court for the appointment of himself as custodian over Good Vibrations Shoes, a Nevada corporation ("GVSI") pursuant to NRS 78.347 and for a temporary restraining order and mandatory preliminary injunction for the turnover of GVSI's books

and records.

The *Motion* was supported by a Complaint filed on April 20, 2021 by George Sharp, a stockholder in GVSI.

1. NRS 78.347(1) provides that:

> Any stockholder may apply to the district court to appoint one or more persons to be custodians of the corporation, and, if the corporation is insolvent, to be receivers of the corporation when:
>
> (a) The business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that a required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or
>
> (b) The corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets in accordance with this chapter.

After considering the *Motion* and the pleadings and exhibits filed in support thereof, this Court concludes that there is immediate and irreparable harm threatened to GVSI. Specifically, the Court hereby concludes that to avoid suspension and potential revocation of GVSI's stature under SEC Rule 15c2-11, GVSI must file its disclosures with OTC Markets by June 30, 2021. The Court also finds that Mr. Sharp has adequately demonstrated a reasonable likelihood of success on the merits and that this, coupled with the irreparable and immediate harm that may result from and/or damage, for which GVSI and Mr. Sharp have no adequate remedy, if Sharp does not receive the turnover of the books and records from Lanham and/or Doe Officers and Directors as set forth above so that he in his capacity as custodian can gather the financial information, retain a PCAOB accounting firm, have the accounting firm prepare the disclosures and then submit GVSI's financial disclosures to OTC Markets by June 30, 2021, because otherwise GVSI faces suspension and revocation of the meaningful ability to trade its stock.

NOW THEREFORE, IT IS HEREBY ORDERED that George Sharp is appointed custodian of Good Vibrations Shoes, a Nevada corporation, ("GVSI") pursuant to NRS 78.347(3) and that in

his capacity as custodian, he shall:

a. Comply with the provisions of NRS 78.180 and submit evidence of compliance with this paragraph to the district court. NRS 78.347(3)(a);

b. Provide reasonable notice to all shareholders of record of a shareholder meeting to be held within a reasonable time after an application for custodianship or receivership has been granted and submit evidence of compliance with this paragraph to the district court. NRS 78.347(3)(b);

c. Provide the district court with a report of the actions taken at the shareholder meeting noticed by the custodian. NRS 78.347(3)(c);

d. Provide the district court with periodic reports, at intervals to be determined by the court, of the activities of the custodian and the board of directors and the progress of the corporation. NRS 78.347(3)(d); and

e. Provide any other information deemed necessary by the court. NRS 78.347(3)(e).

IT IS FURTHER ORDERED that a temporary restraining order and mandatory preliminary injunction in accordance with NRCP 65(b) and NRS 33.010(2) are hereby entered requiring GVSI, Randall J. Lanham and/or any other officers and directors who have possession of GVSI's books and records turn over to George Sharp the books and records of GVSI including, but not limited to: banking records; bookkeeping and accounting records; the general ledger; minutes of all officer and/or director and/or shareholder meetings; correspondence with the SEC, FINRA and OTC Markets; the Bylaws and any and all amendments thereto; and any and all contracts with any officers, directors, employees, third parties, vendors.

Dated this 4th day of May, 2021

DISTRICT JUDGE

Submitted by:

/s Amy N. Tirre
AMY N. TIRRE, ESQ. #6523
Attorney for George Sharp